QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President, Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (8/09/10)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2010 which included total funds from operations ("FFO") diluted of $77.5 million or $.57 per share-diluted, compared to $.67 per share-diluted for the quarter ended June 30, 2009. Net loss available to common stockholders for the quarter ended June 30, 2010 was $.4 million or $.01 per share-diluted compared to net loss available to common stockholders of $21.7 million or $.29 per share-diluted for the quarter ended June 30, 2009. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net loss to FFO and net loss per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  During the quarter, same center net operating income increased by 2.0%.

  •
  Occupancy increased to 91.8% at June 30, 2010, up from 90.5% at June 30, 2009.

  •
  Mall total tenant sales increased 3.3% for the quarter compared to the quarter ended June 30, 2009.

  •
  In April, the Company issued 31 million shares of common stock raising net proceeds in excess of $1.2 billion.

  •
  On August 6th, the Company celebrated the grand opening of the new Santa Monica Place, a 524,000 square-foot, three-level, open-air retail project anchored by Bloomingdale's and Nordstrom.

        Commenting on the quarter and recent events, Arthur Coppola chairman and chief executive officer of Macerich stated, "We saw very solid and improving results for the quarter. We had strong occupancy gains, positive same center NOI growth and positive releasing spreads. In addition we continue to see improvement in the capital markets and we have been able to capitalize on that with some very attractive financings.

        We are also very pleased with last Friday's grand opening of the new Santa Monica Place. Many of the world's best retail brands are there, drawn by the outstanding quality of this project and the rare opportunity to locate in the highly desirable community of Santa Monica. The strong leasing demand for this project demonstrates that retailers will respond to a project with vision, location and top-quality execution even during challenging economic times."

Redevelopment Update

        On August 6, 2010, Macerich celebrated the grand opening of the new Santa Monica Place, a 524,000 square-foot, three-level, open-air retail and dining destination just two blocks from the beach. Bloomingdale's, a majority of retailers and the third-level Dining Deck opened as Macerich debuted the new Santa Monica Place. The project is 92% leased and 97% committed, with Nordstrom and Tory Burch opening August 27th, Tiffany & Co. slated to open September 2010 and The Market at Santa Monica Place planned for the first half of 2011. Retailers that opened alongside Bloomingdale's include Louis Vuitton, Barneys Co-op, Nike, CB2, Ted Baker, Betsey Johnson, Disney, Hugo Boss, Michael Kors, Juicy Couture and Kitson LA. Photos and more information on the grand opening can be found at: http://www.macerich.com/FileManager/Corporate/News/Macerich/smp_grand_opening_8-6-10.pdf.

        On May 7, a relocated and expanded 138,000-square-foot Nordstrom and 35,000 square feet of new small shop space opened at Los Cerritos Center, Macerich's high-performing, super-regional shopping center in Southern California. The project is 100% leased and new retailers include True Religion, Love Culture, MAC Cosmetics, Foreign Exchange, Carlton Hair and Vision Shoes.

Financing Activity

        Transactions completed or committed to in 2010 total over $640 million. Recent activity includes:

        The Company has arranged a $114 million refinancing of Stonewood Center. The new loan is a seven year fixed rate loan with an interest rate of 4.6%. This transaction will pay off the old loan of $71 million with an interest rate of 7.41%.

        The Company has also agreed to a $250 million loan on Danbury Fair Mall. The new loan has a fixed interest rate of 5.50% and has a ten year maturity. It will pay off the existing loan of $160 million with a 7.51% interest rate which was scheduled to mature in 2011.

        Upon completion of the above transactions, the Company will have only $118 million of remaining loan maturities for 2010.

Dividend

        On July 29, 2010, the Board of Directors of the Company declared a quarterly cash dividend of $.50 per share of common stock. The dividend is payable on September 8, 2010 to stockholders of record at the close of business on August 20, 2010.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 73 million square feet of gross leaseable area consisting primarily of interests in 71 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, August 9, 2010 at 10:30 AM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Reports on Form 10-Q, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$102,509	$123,504	1	$(2,935)	$102,510	$120,569
Percentage rents	3,108	2,686	—	(17)	3,108	2,669
Tenant recoveries	57,259	62,530	—	(765)	57,259	61,765
Management Companies' revenues	12,117	9,345	—	—	12,117	9,345
Other income	6,887	7,850	—	(23)	6,887	7,827

Total revenues	181,880	205,915	1	(3,740)	181,881	202,175

Shopping center and operating expenses	56,731	67,565	(21)	(1,653)	56,710	65,912
Management Companies' operating expenses	24,466	18,872	—	—	24,466	18,872
Income tax benefit	(1,375)	(380)	—	—	(1,375)	(380)
Depreciation and amortization	59,913	63,740	—	(1,438)	59,913	62,302
REIT general and administrative expenses	3,642	4,648	—	—	3,642	4,648
Interest expense	52,238	71,914	—	—	52,238	71,914
(Loss) gain on early extinguishment of debt	(489)	7,127	—	—	(489)	7,127
Gain (loss) on sale or write down of assets	510	(25,605)	72	26,995	582	1,390
Co-venture interests(b)	(1,993)	—	—	—	(1,993)	—
Equity in income of unconsolidated joint ventures	15,762	14,556	—	—	15,762	14,556
Income (loss) income from continuing operations	55	(24,366)	94	26,346	149	1,980
Discontinued operations:
Loss on sale or write down of assets	—	—	(72)	(26,995)	(72)	(26,995)
(Loss) income from discontinued operations	—	—	(22)	649	(22)	649
Total loss from discontinued operations	—	—	(94)	(26,346)	(94)	(26,346)
Net income (loss)	55	(24,366)	—	—	55	(24,366)
Less net (loss) income attributable to noncontrolling interests	495	(2,630)	—	—	495	(2,630)
Net loss attributable to the Company	(440)	(21,736)	—	—	(440)	(21,736)
Less preferred dividends	—	—	—	—	—	—

Net loss available to common stockholders	$(440)	$(21,736)	—	—	$(440)	$(21,736)

Average number of shares outstanding—basic	123,446	77,270			123,446	77,270

Average shares outstanding, assuming full conversion of OP Units(c)	135,495	88,970			135,495	88,970

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	135,495	88,970			135,495	88,970

Per share (loss) income—diluted before discontinued operations	—	—			$(0.01)	$0.01

Net loss per share—basic	$(0.01)	$(0.29)			$(0.01)	$(0.29)

Net loss per share—diluted(c)	$(0.01)	$(0.29)			$(0.01)	$(0.29)

Dividend declared per share	$0.50	$0.60			$0.50	$0.60

FFO—basic(c)(d)	$77,466	$59,920			$77,466	$59,920

FFO—diluted(c)(d)	$77,466	$59,920			$77,466	$59,920

FFO per share—basic(c)(d)	$0.57	$0.67			$0.57	$0.67

FFO per share—diluted(c)(d)	$0.57	$0.67			$0.57	$0.67

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Six Months Ended June 30,		For the Six Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$204,485	$250,976	5	$(7,198)	$204,490	$243,778
Percentage rents	6,095	5,487	—	(17)	6,095	5,470
Tenant recoveries	118,268	127,441	—	(1,530)	118,268	125,911
Management Companies' revenues	22,339	17,885	—	—	22,339	17,885
Other income	12,804	14,904	—	(50)	12,804	14,854

Total revenues	363,991	416,693	5	(8,795)	363,996	407,898

Shopping center and operating expenses	117,663	138,346	(133)	(3,010)	117,530	135,336
Management Companies' operating expenses	46,653	42,302	—	—	46,653	42,302
Income tax benefit	(2,590)	(1,181)	—	—	(2,590)	(1,181)
Depreciation and amortization	119,128	128,651	—	(2,874)	119,128	125,777
REIT general and administrative expenses	11,160	9,906	—	—	11,160	9,906
Interest expense	107,649	141,852	—	4	107,649	141,856
(Loss) gain on early extinguishment of debt	(489)	29,601	—	—	(489)	29,601
Gain (loss) on sale or write down of assets	511	(24,849)	71	27,012	582	2,163
Co-venture interests(b)	(3,377)	—	—	—	(3,377)	—
Equity in income of unconsolidated joint ventures	32,221	30,482	—	—	32,221	30,482
(Loss) income from continuing operations	(6,806)	(7,949)	209	24,097	(6,597)	16,148
Discontinued operations:
Loss on sale or write down of assets	—	—	(71)	(27,012)	(71)	(27,012)
(Loss) income from discontinued operations	—	—	(138)	2,915	(138)	2,915
Total loss from discontinued operations	—	—	(209)	(24,097)	(209)	(24,097)
Net loss	(6,806)	(7,949)	—	—	(6,806)	(7,949)
Less net loss attributable to noncontrolling interests	(9)	(229)	—	—	(9)	(229)
Net loss attributable to the Company	(6,797)	(7,720)	—	—	(6,797)	(7,720)
Less preferred dividends	—	—	—	—	—	—

Net loss available to common stockholders	$(6,797)	$(7,720)	—	—	$(6,797)	$(7,720)

Average number of shares outstanding—basic	110,271	77,082			110,271	77,082

Average shares outstanding, assuming full conversion of OP Units(c)	122,379	88,759			122,379	88,759

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	122,379	88,759			122,379	88,759

Per share (loss) income—diluted before discontinued operations	—	—			$(0.08)	$0.15

Net loss per share—basic	$(0.08)	$(0.12)			$(0.08)	$(0.12)

Net loss per share—diluted(c)	$(0.08)	$(0.12)			$(0.08)	$(0.12)

Dividend declared per share	$1.10	$1.40			$1.10	$1.40

FFO—basic(c)(d)	$149,063	$162,760			$149,063	$162,760

FFO—diluted(c)(d)	$149,063	$162,760			$149,063	$162,760

FFO per share—basic(c)(d)	$1.22	$1.83			$1.22	$1.83

FFO per share—diluted(c)(d)	$1.22	$1.83			$1.22	$1.83

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The following dispositions impacted the results for the three and six months ended June 30, 2010 and 2009:

During the twelve months ended December 31, 2009, the Company sold six non-core community centers for $83.2 million and sold five Kohl's stores for approximately $52.7 million. As a result of these sales, the Company has classified the results of operations to discontinued operations for all periods presented.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income (loss) to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and six months ended June 30, 2010 and 2009 by $0.4 million, $0.4 million, $1.1 million and $2.5 million, respectively, or by $0.00 per share, $0.00 per share, $0.01 per share and $0.03 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three and six months ended June 30, 2010 and 2009 by $2.9 million, $5.8 million, $3.0 million and $7.2 million, respectively, or by $0.02 per share, $0.05 per share, $0.03 per share and $0.08 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Revenues:
Minimum rents	$73,350	$64,941	$147,401	$131,977
Percentage rents	1,757	1,458	3,653	2,855
Tenant recoveries	35,751	31,822	73,065	63,877
Other	4,636	3,213	8,819	6,648

Total revenues	115,494	101,434	232,938	205,357

Expenses:
Shopping center and operating expenses	40,231	35,195	82,047	71,174
Interest expense	31,293	25,797	62,385	51,299
Depreciation and amortization	28,753	25,908	56,208	52,409

Total operating expenses	100,277	86,900	200,640	174,882

Gain on sale or write down of assets	428	3	366	11
Loss on early extinguishment of debt	—	—	(689)	—
Equity in income (loss) of joint ventures	117	19	246	(4)

Net income	$15,762	$14,556	$32,221	$30,482

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net loss to FFO(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Net loss—available to common stockholders	$(440)	$(21,736)	$(6,797)	$(7,720)
Adjustments to reconcile net loss to FFO—basic
Noncontrolling interests in OP	52	(3,293)	(746)	(1,169)
(Gain) loss on sale or write down of consolidated assets	(510)	25,605	(511)	24,849
plus gain on undepreciated asset sales—consolidated assets	—	1,143	—	2,497
plus non-controlling interests share of (loss) gain on sale or write down of consolidated joint ventures	(32)	310	(32)	310
less write down of consolidated assets	—	(27,058)	—	(27,639)
Loss (gain) on sale or write-down of assets from unconsolidated entities (pro rata)	(428)	(3)	(366)	(11)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	427	3	396	2
less write down of assets—unconsolidated entities (pro rata share)	—	—	(32)	—
Depreciation and amortization on consolidated assets	59,913	63,740	119,128	128,651
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,497)	(1,064)	(11,590)	(2,130)
Depreciation and amortization on joint ventures (pro rata)	28,753	25,908	56,208	52,409
Less: depreciation on personal property	(3,772)	(3,635)	(6,595)	(7,289)

Total FFO—basic	77,466	59,920	149,063	162,760
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$77,466	$59,920	$149,063	$162,760

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Earnings per share—diluted	$(0.01)	$(0.29)	$(0.08)	$(0.12)
Per share impact of depreciation and amortization of real estate	0.58	0.96	1.30	1.95

FFO per share—diluted	$0.57	$0.67	$1.22	$1.83

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net loss to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Net loss—available to common stockholders	$(440)	$(21,736)	$(6,797)	$(7,720)
Interest expense—consolidated assets	52,238	71,914	107,649	141,852
Interest expense—unconsolidated entities (pro rata)	31,293	25,797	62,385	51,299
Depreciation and amortization—consolidated assets	59,913	63,740	119,128	128,651
Depreciation and amortization—unconsolidated entities (pro rata)	28,753	25,908	56,208	52,409
Noncontrolling interests in OP	52	(3,293)	(746)	(1,169)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(10,391)	(1,471)	(18,390)	(2,959)
Loss (gain) on early extinguishment of debt	489	(7,127)	489	(29,601)
Loss on early extinguishment of debt—unconsolidated entities (pro rata)	—	—	689	—
Loss (gain) on sale or write down of assets—consolidated assets	(510)	25,605	(511)	24,849
Loss (gain) on sale or write down of assets—unconsolidated entities (pro rata)	(428)	(3)	(366)	(11)
Add: Non-controlling interests share of (loss) gain on sale of consolidated joint ventures	(32)	310	(32)	310
Add: Non-controlling interests share of gain on sale of unconsolidated entities	93	—	93	—
Income tax (benefit) expense	(1,375)	(380)	(2,590)	(1,181)
Distributions on preferred units	208	171	416	415

EBITDA(e)	$159,863	$179,435	$317,625	$357,144

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
EBITDA(e)	$159,863	$179,435	$317,625	$357,144
Add: REIT general and administrative expenses	3,642	4,648	11,160	9,906
Management Companies' revenues	(12,117)	(9,345)	(22,339)	(17,885)
Management Companies' operating expenses	24,466	18,872	46,653	42,302
Lease termination income of comparable centers	(1,295)	(1,154)	(2,569)	(2,696)
EBITDA of non-comparable centers	(27,852)	(48,650)	(56,085)	(99,846)

Same Centers—NOI(f)	$146,707	$143,806	$294,445	$288,925

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)